UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2009
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52138 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒

Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in item 5.02 is responsive to this Item and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2010, the board of directors of Lexaria Corp. (the “Company”) adopted the 2010 Equity Compensation Plan (the “2010 Plan”). The purpose of the 2010 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of our company. A total of 1,800,000 shares of common stock are available for issuance under the 2010 Plan.

The 2010 Plan provides for the grant of incentive stock options, restricted stock awards, stock appreciation awards and non-qualified stock options. Incentive stock options granted under the 2010 Stock Option Plan are those intended to qualify as "incentive stock options" as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, the 2010 Plan must be approved by the stockholders of our company within 12 months of its adoption. The 2010 Plan has not been approved by our stockholders.

In addition, on January 20, 2010, the Company granted 975,000 stock options to its directors and executive officers of the Company.  The exercise price of each of the stock options granted is $0.20.  All of the options vest immediately and expire on January 20, 2015.

The following are the recipients and the options granted:

Christopher Bunka

  500,000

Bal Bhullar

  300,000

David DeMartini

  100,000

Steven Khan

    25,000

Ken Brooks

    25,000

Tom Ihrke

    25,000

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	2010 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 20, 2010

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO